Exhibit 99.1

Y-mAbs’ 177Lu-omburtamab-DTPA for the Treatment of Patients with Medulloblastoma Receives Positive Opinion on Orphan Medicinal Product Designation by EMA

New York, NY, June 25, 2021 (GLOBE NEWSWIRE) – Y-mAbs Therapeutics, Inc. (the “Company” or “Y-mAbs”) (Nasdaq: YMAB) a commercial-stage biopharmaceutical company focused on the development and commercialization of novel, antibody-based therapeutic products for the treatment of cancer, today announced that the Committee for Orphan Medicinal Products (“COMP”) of the European Medicines Agency (“EMA”) has recommended the granting of orphan medicinal product designation (“OMPD”) in the European Union (“EU”) for 177Lu-omburtamab-DTPA for the treatment of medulloblastoma. The positive opinion from the EMA's COMP has been sent to the European Commission (“EC”), which is expected to grant the orphan drug designation within 30 days.

Obtaining OMPD for 177Lu-omburtamab-DTPA is part of an overall plan to expand the Company’s European development programs and ultimately obtain orphan drug exclusivity to protect 177Lu-omburtamab-DTPA for the treatment of medulloblastoma in the EU.

Under the EMA’s Regulation (EC) No. 141/2000 an orphan medicinal product designation gives companies access to protocol assistance and guidance on preparing a dossier that will meet European regulatory requirements and thereby maximize the chance of approval at the time of marketing authorization. Once approved, an orphan drug is also granted 10 years of market exclusivity during which directly competitive similar products cannot normally be placed on the market.

The EMA grants orphan medicinal product designation based upon several criteria, including: the life threatening and debilitating nature of the condition; the medical plausibility of the proposed orphan indication; a prevalence in Europe of less than five cases for each 10,000 of population; no satisfactory method of diagnosis, prevention or treatment exists or if such method exists the medicinal product will be of significant benefit to those affected by that condition.

Y-mAbs’ founder, Chairman and President, Thomas Gad said, “We are very pleased that the COMP has issued a positive opinion for an orphan drug designation to 177Lu-omburtamab-DTPA which will give us a string of development incentives.”

Dr. Claus Moller, Chief Executive Officer further notes, “We believe that the orphan designation strengthens our opportunity to bring 177Lu-omburtamab-DTPA to patients who desperately need alternative methods of treatment. Further, the designation marks a substantial milestone in Y-mAbs’ expansion into European development.”

Researchers at MSK developed omburtamab, which is exclusively licensed by MSK to Y-mAbs. As a result of this licensing arrangement, MSK has institutional financial interests in the product.

About Y-mAbs

Y-mAbs is a commercial-stage biopharmaceutical company focused on the development and commercialization of novel, antibody-based therapeutic products for the treatment of cancer. The Company has a broad and advanced product pipeline, including one FDA approved product, DANYELZA® (naxitamab-gqgk), which targets tumors that express GD2, and one pivotal-stage product candidate, omburtamab, which targets tumors that express B7-H3.

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“DANYELZA” and “Y-mAbs” are registered trademarks of Y-mAbs Therapeutics, Inc.

Contact:

Y-mAbs Therapeutics, Inc. 230 Park Avenue, Suite 3350 New York, NY 10169 USA +1 646 885 8505 E-mail: info@ymabs.com